Exhibit 10.9
PLEASE RETURN EXECUTED ORIGINAL TO KATHY SENA WITHIN 5
BUSINESS DAYS OF RECEIPT
                                         PLAN
OF
AMETEK, INC.
RESTRICTED STOCK AGREEMENT
     RESTRICTED STOCK AGREEMENT (“Agreement”), made as of Date     , by and between AMETEK, Inc., a Delaware corporation (the “Company”), and Name           (the “Recipient”).
W I T N E S S E T H :
     WHEREAS, the Company has adopted the Year of Stock Incentive Plan      Plan of AMETEK, Inc. (the “Stock Incentive Plan”), pursuant to which the Compensation Committee of the Board of Directors of the Company (the “Committee”) may, inter alia, award shares of the Company’s common stock, par value $0.01 per share (“Shares”), to such key employees of the Company as the Committee may determine, and subject to such terms, conditions and restrictions as the Committee may deem advisable; and
     WHEREAS, pursuant to the Stock Incentive Plan, the Committee has awarded to the Recipient a restricted stock award, subject to the terms, conditions and restrictions set forth in the Stock Incentive Plan and in this Agreement;
     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
     FIRST: Pursuant to the Stock Incentive Plan, the Company hereby grants to the Receipient on Date      (the “Award Date”), a restricted stock award with respect to                      Shares (the “Restricted Stock Award”, and such Shares, the “Restricted Shares”), subject
Restricted Stock Agreement – Date

to the terms, conditions and restrictions set forth in the Stock Incentive Plan and in this Agreement. On the Award Date, the Company shall issue one or more certificates in the name of the Participant for the number of Shares granted in this Agreement, and such Shares shall be held by the transfer agent until such time as the Shares become nonforfeitable. Capitalized terms not otherwise defined in this Agreement shall have the same meanings as defined in the Stock Incentive Plan.
     SECOND: The Restricted Shares shall become nonforfeitable on the earliest to occur of:
(a)	the fourth anniversary of the Award Date if the Recipient is in the continuous employ of the Company (or any successor or Affiliate of the Company) through such fourth anniversary date;

(b)	the death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended) of the Recipient;

(c)	the Recipient’s termination of employment with the Company (or any successor or Affiliate of the Company) in connection with a Change in Control; or

(d)	the fair market value of a Share equaling or exceeding a target price (the “Target Price”) of 200% of the closing price of a Share on the Award Date on the New York Stock Exchange, on each of five consecutive trading days occurring during the period beginning on the day after the Award Date and ending on the fourth anniversary of the Award Date. For purposes hereof, notwithstanding any other provision of the Stock Incentive Plan, the fair market value of a Share on any given day shall be the closing price on that day on the stock exchange or market on which the Shares are primarily traded.
In addition, in the event of the Recipient’s Retirement (as defined below) prior to the fourth anniversary of the Award Date, then a pro rata portion of the Restricted Shares shall become nonforfeitable. The pro rata portion of the Restricted Shares which shall become nonforfeitable shall be the number of Restricted Shares equal to the total number of Restricted Shares multiplied by a fraction, the numerator of which shall be the number of full months of the
Restricted Stock Agreement — Date

Recipient’s employment with the Company (or any successor or Affiliate) following the Award Date and the denominator of which shall be 48; provided, however, that no fractional Shares shall become nonforfeitable and cash shall be paid in lieu thereof. For purposes hereof, “Retirement” shall mean the Recipient’s retirement from the Company (or any successor or Affiliate) at or after age 55 and the completion of at least 10 years of employment with the Company (or any successor or Affiliate). Except to the extent, if any, that the Restricted Shares shall have become nonforfeitable pursuant to the foregoing provisions of this paragraph SECOND, if the Recipient shall voluntarily or involuntarily leave the employ of the Company and its Affiliates prior to the fourth anniversary of the Award Date, the Restricted Shares (and any dividends, distributions and adjustments retained by the Company with respect thereto) shall be forfeited.
     THIRD: The Recipient shall not sell, assign, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, “transfer”) any Restricted Shares, or any interest therein. The Company shall not be required (a) to transfer on its books any of the Restricted Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or the Plan or (b) to treat as owner of such Shares or to pay dividends to any transferee to whom any such Shares shall have been sold or transferred. Each certificate representing ownership of Shares acquired pursuant to this Agreement shall, prior to the expiration or lapse of all restrictions or conditions on such Shares under this Agreement, have affixed thereto, in addition to any legends required under the Plan or under federal or state securities laws, a legend in substantially the following form:
“Transfer of the securities is restricted by that certain restricted stock agreement dated as of [DATE], between AMETEK, Inc., a Delaware corporation, and the registered holder hereof, and certain terms of the [YEAR] Stock Incentive Plan of AMETEK, Inc., copies of which
Restricted Stock Agreement — Date

agreement and plan are on file at the principal corporate offices of AMETEK, Inc.”
     FOURTH: Prior to the lapse of the restrictions on the transferability of the Restricted Shares, the Recipient shall have all other rights and privileges of a beneficial and record owner with respect to such Shares, including, without limitation, voting rights and the right to receive dividends, distributions and adjustments with respect to such Shares; provided, however, that any dividends, distributions and adjustments with respect to the Restricted Shares, plus interest credited on any such dividends, shall be retained by the Company for the Recipient’s account and for delivery to the Recipient, together with the stock certificate representing such Shares, only as and when such Restricted Shares have become nonforfeitable, and in no event later than two-and-a-half months after the end of the calendar year in which the Restricted Shares become nonforfeitable. For purposes of this paragraph FOURTH, interest shall be credited from the date a dividend with respect to the Restricted Shares is made to the date on which the Company distributes such amounts to the Recipient, at the five-year Treasury Note rate, plus 0.5%, as such rate is set forth in the Wall Street Journal as of the first business day of each calendar quarter.
     FIFTH: If prior to the expiration or lapse of all of the restrictions and conditions on the Restricted Shares under this Agreement, there shall be declared and paid a stock dividend upon the Restricted Shares or if the Restricted Shares shall be split up, converted, exchanged, reclassified or in any way substituted for, the Recipient shall receive, subject to the same restrictions and conditions as the original Restricted Shares subject to this Agreement, the same securities or other property as are received by the holders of the Company’s Shares pursuant to such stock dividend, split up, conversion, exchange, reclassification or substitution. If the Recipient receives any securities or property of the Company (or any acquiring entity) pursuant to this Paragraph FIFTH, such securities or other property shall thereafter be deemed to be
Restricted Stock Agreement — Date

“Shares” and “Restricted Shares” within the meaning of this Agreement. In the event of any transaction to which this Paragraph FIFTH applies (other than a stock dividend), the Committee (or the Company, if the Committee no longer exists) shall adjust the Target Price in Paragraph SECOND, subparagraph (d), to take into account the effect of the transaction.
     SIXTH: If, with respect to the Restricted Shares (and any dividends, distributions and adjustments to such Shares), the Company (or any successor or Affiliate) shall be required to withhold amounts under applicable federal, state or local tax laws, rules or regulations, the Company will withhold such number of Restricted Shares as shall have a Fair Market Value, valued on the date on which such withholding requirement arises, equal to the amount required to be withheld to satisfy our minimum withholding obligations. The Recipient acknowledges that he has been informed of the availability of making an election in accordance with Section 83(b) of the Code, as amended; that such election must be filed with the Internal Revenue Service within 30 days of the transfer of Shares to the Recipient; and that the Recipient is solely responsible for making such election.
     SEVENTH: The Company and the Recipient each hereby agrees to be bound by the terms and conditions set forth in the Stock Incentive Plan.
     EIGHTH: Any notices or other communications given in connection with this Agreement shall be sent either by registered or certified mail, return receipt requested, or by overnight mail, or by facsimile, to the indicated address or number as follows:

If to the Company:	AMETEK, Inc.
37 North Valley Road — Building 4
P.O. Box 1764
Paoli, PA 19301
Facsimile: 610-296-3412
Attention: Corporate Secretary

If to the Recipient:	Name
Address line 1
Address line 2
Country
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or to such changed address or number as to which either party has given notice to the other party in accordance with this Paragraph EIGHTH. All notices shall be deemed given when so mailed, or if sent by facsimile, when electronic confirmation of the transmission is received, except that a notice of change of address shall be deemed given when received.
     NINTH: This Agreement and the Stock Incentive Plan constitute the whole agreement between the parties hereto with respect to the Restricted Stock Award.
     TENTH: This Agreement shall not be construed as creating any contract of employment between the Company and the Recipient.
     ELEVENTH: This Agreement shall inure to the benefit of, and be binding on, the Company and its successors and assigns, and shall inure to the benefit of, and be binding on, the Recipient and his heirs, executors, administrators and legal representatives. This Agreement shall not be assignable by the Recipient.
     TWELFTH: Except as required by Delaware corporate law, this Agreement shall be subject to and construed in accordance with, the laws of the State of New York without giving effect to principles of conflicts of law.
     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

AMETEK, INC.

By:

Henry J. Policare
Assistant Secretary
Recipient

Name

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